UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No

 )

Filed by the Registrant [x]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-12

BYRON RESOURCES INC.  -  Province of Ontario__File# 000 -30194

 (Name of Registrant as Specified In Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

 [x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0- 11.

1)  Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

 [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a )(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: NA

2) Form, Schedule 14A; Registration Statement No.

3) Filing Party; Ross McGroarty

4) Date Filed:  June 9, 2004

SEC 1913(04-04)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

BYRON RESOURCES INC.

2045 Lakeshore Blvd. W., SUITE 3606, TORONTO, ON M8V 2Z6

TEL:  416 594-0528    FAX:  416-594-6811   E-MAIL:  byronres@sympatico.ca

INFORMATION CIRCULAR

MANAGEMENT SOLICITATION

1.   GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the Management of Byron Resources Inc. (the "Corporation" or “Byron”) for use at the Annual and Special Meeting of Shareholders of the Corporation to be held at 181 University Avenue, Suite 2200, Toronto, Ontario M5H 3M7 at 10:30 a.m. on

June 25, 2004 (the "Meeting") for the purposes set out in the accompanying Notice of Meeting. The cost of solicitation of proxies will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are either directors or representatives of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT THEM AT THE MEETING MAY DO SO by inserting such other person's name in the blank space provided in the form of proxy and depositing the completed proxy with the Secretary of the Corporation as instructed herein below. A proxy can be executed by the shareholder or their attorney duly authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

In addition to any other manner permitted by law, the proxy may be revoked before it is exercised by instrument in writing executed and delivered in the same manner as the proxy at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used or delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time of voting and upon either such occurrence, the proxy is revoked.

DEPOSIT OF PROXY

By resolution of the Directors duly passed, ALL PROXIES TO BE USED AT THE MEETING MUST BE DEPOSITED NOT LATER THAN 4:00 P .M. ON THE LAST BUSINESS DAY PRECEDING THE DAY OF THE MEETING, BEING

June 25, 2004 OR ANY ADJOURNMENT THEREOF, WITH THE CORPORATION, 2045 Lakeshore Blvd. W., SUITE  3606, TORONTO, ONTARIO, M8V 2Z6, provided that a proxy may be delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment prior to the time for voting.

EXERCISE OF DISCRETION OF PROXIES

The persons named in the accompanying form of proxy for use at the meeting will vote the shares in respect of which they are appointed, in accordance with the directions of the shareholders appointing them.  IN THE ABSENCE OF SUCH DIRECTIONS, SUCH SHARES SHALL BE VOTED "FOR":

1.

The election of directors as nominated by Management;

2.

The  re - appointment of Smith, Nixon &Co LLP, Chartered Accountants, as auditor of the Corporation for the ensuing year and to authorize the directors to fix the remuneration;

3.

Approval of the December 31, 2003 audited financials;

4.

The approval, with or without variation, a special resolution to consolidate the issued common shares on the basis of 1 new share for each 10 shares held;

5.

The approval, with or without variation, a special resolution authorizing the change of name of the Corporation if necessary, to such new name as may be deemed appropriate by the directors, at such time as the board of directors, made by resolution decide;

6.

The approval of the creation of a new directors’, senior officers’ and key employees’ incentive stock option plan;

      7.      The approval, with or without variation , of a resolution authorizing the Corporation to issue common shares pursuant to private placement agreements with arm’s length subscribers or as consideration for the acquisition of assets  by the Corporation or a public offering during the ensuing twelve month period ;

8.      The approval of a resolution authorizing the Corporation to issue common shares for debt;

9.      The approval of a resolution authorizing the Corporation to spin –off the shares of its wholly owned subsidiary to

         Byron shareholders;

10.    The ratification and approval of all the director’s and officer’s acts since the last annual meeting;

11.

Such further and other business as may properly be brought before the Meeting or any adjournment thereof.

ALL AS MORE PARTICULARLY DESCRIBED IN THIS CIRCULAR

Each of items 1, 2, 3, 4, 5, 8, 9 and 10 and requires approval by a simple majority (50% plus one vote) of all votes cast at the Meeting. Items 6 and 7 require approval by 50% of the votes cast by the disinterested shareholders of the Corporation (as discussed more fully below).

The enclosed form of proxy confers discretionary authority upon the person named herein with respect to any amendment, variation or other matter to come before the meeting, other than the matters referred to in the Notice of Meeting. HOWEVER, IF ANY SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS, WHICH ARE NOT NOW KNOWN TO THE MANAGEMENT, SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED THEREON IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of common shares, of which 30,900,056are issued and outstanding as fully paid and non-assessable as at June 2, 2004.  The record date for the Meeting was May 14, 2004. Each shareholder of record will be entitled to one (1) vote for each common share held at the Meeting, except to the extent that, the shareholder has transferred any shares after the record date and the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that the transferee owns the shares, and demands, not later than ten (10) days before the Meeting that the transferee's name be included in the list of shareholders before the Meeting, in which case the transferee will be entitled to vote the shares at the Meeting.  To the knowledge of the directors and senior officers of the Corporation, as at May 14, 2004 the following  person or companies that beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the common shares of the Corporation is Ross McGroarty; 6,435,141 shares

MANAGEMENT REMUNERATION-EXECUTIVE COMPENSATION

The Corporation must disclose the compensation paid to its “Named Executive Officers". This includes the

Corporation's Chief Executive Officer (or an individual that served in a similar capacity) and the other most highly compensated executive officers, other than the Chief Executive Officer, whose total salary did not exceed $100,000. Executive officers of the Corporation include the Chairman of the Board, the President and any officer of the Corporation or other subsidiaries who performs a policy-making function in respect of the Corporation, whether such officer is also a director of the Corporation or its subsidiaries. The Chairman/Secretary, Mr. McGroarty received remuneration totaling Cd. $ 150, 000, which compensation was paid through the issuance of shares.  No options were exercised during the recent financial year.

COMPENSATION OF DIRECTORS

No compensation, including director’s fees, was paid to the directors of the Corporation during the recent fiscal year of the Corporation. On June 26 2003, shareholders of the Corporation approved for directors, officers and key employees a 2003 incentive stock option plan. The number of shares reserved for issuance under the plan must not exceed 15% of the common shares outstanding.

2.

ELECTION OF DIRECTORS

The board of directors currently consists of three (3) directors. The persons named in the enclosed form of proxy for the Meeting (unless otherwise instructed) intend to vote for the election of the nominees whose names are set forth below. Management does not contemplate that any of the nominees will be unable to serve as a director, but should this occur for any reason before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote for another person or persons of their choice in their place or stead unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is elected or appointed, unless his or her office is earlier vacated according to the provisions of the by-laws of the Corporation or the Business Corporations Act (Ontario). The following table states the names of the nominees, their principal occupation and employment for the previous five years and the approximate number of shares of the Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them as of May 14, 2004. The respective nominees have furnished the information as to shares beneficially owned.

Name and Municipality

Principal Occupation(s)

Number of Common Shares

of Residence

during the last five years

Beneficially Owned or Controlled

Ross McGroarty

      Chairman since 1992; 1987 to 1999 Exec.

6,435,141

Toronto, Ontario

      V.P.of Micromem Technologies Inc.

1987 to 1999 Executive V.P. Ontex Resources Ltd.

David L. Hynes

Barrister and Solicitor since 1973

255

Toronto, Ontario

President since April 2000;

George E Mara

          Businessman,

Nil

Toronto, Ontario

Director since August 2000

3.    CONSOLIDATION OF SHARES

It is proposed that the common share capital of the Corporation be consolidated such that every 10 common shares held shall form   1 new consolidated share. There will be no provision made for fractional shares resulting from the proposed consolidation. Accordingly, any fractional amounts will be rounded down to the nearest whole share. Shareholders are requested to approve this special resolution in order to attract the required equity financing that is fundamental for the best interest of the Corporation.

     The text of the resolution to be placed before the shareholders is set forth below:

“BE IT RESOLVED THAT”: the authorized capital of the corporation is increased to an unlimited number of common shares and the common shares of the corporation are consolidated with or without variation on a 1 new share for each 10 shares held; and further that no fractional shares of the Corporation are to be issued in connection with the consolidation.

 4.

CORPORATION NAME CHANGE

Management of the Corporation is seeking shareholder approval for a change of name of the Corporation if necessary, to such new name as may be deemed appropriate by the directors, at such time as the board of directors, made by resolution decide, and as may be acceptable to the Director appointed under the Business Corporations Act (Ontario).  The text of the resolution to be placed before the shareholders is set forth below:

“BE IT RESOLVED THAT”: the articles of the Corporation be amended to change the name of the Corporation, to such new   name as may be deemed appropriate by the directors, at such time as the board of directors, made by resolution decide, or to such other name as is acceptable to the Ministry of Consumer and Corporate Affairs (Ontario); and any one officer or director be and is hereby authorized to do all such things and all acts as are necessary to give effect to the foregoing.   Shareholders are urged to approve this special resolution.

5.

CREATION OF A DIRECTORS', SENIOR OFFICERS' AND KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN

The Corporation proposes to create a new stock option plan (the "2004 Plan"). The purpose of the 2004 Plan will be to develop the interest of employees, directors, officers and any other persons or companies providing management or consulting services to the Corporation and any of its subsidiaries by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation. Pursuant to the 2004 Plan, the Board of Directors will be authorized to issue and grant from time to time, options to employees, officers, and directors and any other persons or companies providing management or consulting services to the Corporation and its subsidiaries.

It is expected that the 2004 Plan shall contain the following conditions according to the Option Rules:

i.

The maximum number of common shares issuable under the 2004 Plan shall not exceed 15% of the number of issued and outstanding common shares of the Corporation.

ii.

The options shall expire not more than two years after the date of grant.

iii.

The options shall be irrevocable and non-assignable.

iv.

The exercise price shall be fixed by the Board of Directors at the time of grant.  The price of which will be in compliance with those guidelines as set by the regulatory bodies. For the purposes of the 2004 Plan, "market price" is defined as the closing price of the Corporation's common shares on the NASDAQ OTC Bulletin Board   or on any stock exchange or published market on which the shares of the Corporation may be listed from time to time on the business day immediately prior to the date of grant or the closing price of the Corporation's common shares on any stock exchange upon which the Corporation's common shares subsequently become posted and listed for trading.

v.

The number of shares reserved for issuance to anyone person pursuant to the options shall not exceed 5% of the outstanding issue where "outstanding issue" is defined as the number of common shares of the

Corporation issued and outstanding on the business day immediately prior to the date of grant.

The resolution regarding the approval of the 2004 Plan must be passed by at least a majority of the votes cast in respect thereof at the meeting excluding any votes held by insiders or their associates who are option grantees (Disinterested Shareholders).  A copy of the 2004 Plan (as approved by the board of directors) will be available for inspection at the Meeting. If approved, a copy of the 2004 Plan may be obtained by a shareholder upon written request to the offices of the Corporation following the Meeting. Notwithstanding that the resolution in respect of the 2004 Plan is passed by the requisite majority of Disinterested Shareholders at the meeting, the directors may in their discretion determine that it is in the best interests of the Corporation not to proceed with the 2004 Plan. In making such determination, the directors will consider all relevant factors at the particular time, whether or not foreseen at this date.

6.     BLANKET APPROVAL PRIVATE PLACEMENT AND PUBLIC OFFERING

In order to develop, and exploit certain opportunities, as well as to augment the Corporation’s working capital, it is contemplated that the Corporation may complete private placements and/or public distributions and issuances of shares to complete further acquisitions. Management considers that this is in the best interests of the Corporation to obtain a blanket authorization from the shareholders for additional private placements, public distributions and for the purpose of completing further acquisitions through share issuances during the next twelve months. Blanket approval will obviate the necessity of obtaining shareholder approval for each specific private placement and public distribution, thereby reducing the time required to obtain regulatory approvals therefore and increasing the Corporation’s administrative costs relating such private placements or public distributions.

Shareholders are being asked to pass a resolution authorizing the Corporation to enter into private placement agreements and complete one or more issuances of shares of the Corporation with arm’s length subscribers during the ensuing twelve-month period.

The private placements and public distributions will only be negotiated if management believes the subscription price is reasonable in the circumstances and if the funds are required by the Corporation to fund its activities. All private placements, acquisitions involving the issuance of the shares by the Corporation and public distributions authorized hereunder will be completed within the 12 month period from the date upon which the blanket authorization is given by shareholders and will be completed with arm’s length placees. The share subscription prices will comply with the following guidelines:

The price per share will not be lower than the closing market price of the share on the trading day prior to the date on which the proposed share issue is publicly announced, less the applicable discounts as follows:

                  Market Price                           Maximum Discount

                                             $0.50 or less                                      25%

                                             $0.51 to $1.00                                   20%

                                              Above   $1.00                                   15%

The text of the resolution approving the private placement and public distribution is set forth below:

“BE IT RESOLVED THAT”: The Corporation is authorized to negotiate and complete one or more issuances of shares of the Corporation during the next twelve month period; and also, the Corporation is authorized to complete issuances of its common shares as the directors of the Corporation shall determine in their sole discretion, at such prices and pay such commissions  to such dealers and brokers as the directors shall determine in their sole and exclusive discretion; and further, the directors and officers of the Corporation are authorized and directed to do all such things and execute and deliver all such documents as shall be required to give effect to the foregoing resolutions; and the directors of the Corporation be and they are hereby authorized to revoke this resolution and not proceed with any private placement or public distribution of shares without further approval of  the shareholders”

In the event that shareholders do not pass the resolution authorizing the Corporation to issue by way of private placements and public distributions with arm’s length subscribers, the Corporation may be required to seek shareholder approval for private placements and public distributions negotiated hereafter. In order to approve the above resolution, a majority of the votes cast at the meeting must be voted in favor thereof. Shareholders are requested to approve the resolution.

7. SPIN-OFF PLAN OF BYRON RESOURCES INC.

RESOLUTION OF THE DIRECTORS OF BYRON RESOURCES INC.

On a Motion duly made and seconded, at a Board of Directors meeting held on Friday, June 2, 2004 the following resolution was unanimously approved and confirmed that:

Byron Resources Inc. (Byron) shall pay its shareholders of record, an extraordinary dividend of the common stock in Byron’s wholly owned subsidiary, INT’L RESOURCES INC. as of the record date July 6, 2004. The shareholders of Byron will be entitled to receive 1 share of INT’L RESOURCES INC. for each post consolidation common share of Byron held on the record date.

The Secretary of Byron is authorized to mail the INT’L RESOURCES INC. share certificate(s), in the appropriate amount, on  or subsequent to the stock dividend distribution date, or the ex-dividend date as set by NASDAQ, to the entitled Byron shareholders, or alternatively the Secretary is authorized to instruct the transfer agent to mail the appropriate number of INT’L RESOURCES INC. common shares, to each Byron shareholder of record.

BYRON RESOURCES INC.  (“The Company"), shall proceed to a complete spin-off of INT’L RESOURCES INC., a subsidiary of the Company, according to the procedures set forth in this Plan of Spin-off (the "Plan"). The Plan has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of Byron and its stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of Byron (the "Stockholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of the Stockholders of Byron and has authorized the distribution of a Proxy Statement in connection with the solicitation of proxies for that meeting (the "Proxy Statement"). Upon Stockholder approval of the Plan, INT’L RESOURCES INC. shall be completely spun-off in accordance with the requirements of Delaware Law, the Company's Articles of Incorporation and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1. Adoption of Plan: The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is approved by the Stockholders or any subsequent date as determined by the directors.

2. No Provisions for Liabilities: The Company shall not pay or discharge or set aside a reserve fund for, "or otherwise provide for the payment or discharge of, any liabilities and obligations of Security Innovations, including, without limitation, any contingent liabilities.

3. Distribution to Stockholders: As soon as practicable after the Effective Date, the  Company shall issue a stock dividend and distributed pro rata on the date of its spin-off to the Stockholders of record on the Effective Date in complete non-cancellation and non-redeemable common shares of INT’L RESOURCES INC.   Each Stockholder not holding stock certificates of the Company will receive through their broker proportionate shares held at the DTC. Each Stockholder holding stock certificates of the Company will receive a stock certificate from INT’L RESOURCES INC.

4. Articles of Amendment: Subject to Stockholder approval, following the completion of the spin-off of INT’L RESOURCES INC. and pursuant to the laws of Delaware, the Company shall file Articles of Amendment (the" Articles") if needed.

5. Amendment or Abandonment of Plan: The Board may modify or amend this Plan at any time without Stockholder approval if it determines that such action would be advisable and in the best interests of the Company and the Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan without Stockholder approval at any time prior to the spin-off of INT’L RESOURCES if it determines that abandonment would be advisable and in the best interests of the Company and the Stockholders.

6. Powers of Board and Officers: The Board and the officers of the Company are authorized to approve  such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of  this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete spin- off of  INT’L RESOURCES in accordance with the Code and Delaware.

7. Expenses: The expenses of carrying out the terms of this Plan shall be borne by the Company, whether or not the spin-off contemplated by this Plan is affected.

FEDERAL INCOME TAX CONSEQUENCES

The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the stock dividend from pursuant to the provisions of the Plan. However, the Company has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the spin-off and subsequent stock dividend. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any stockholder upon receipt of the dividend will be as set forth below.

The information below is only a summary of some of the federal tax consequences generally affecting the Company and its individual U.S. stockholders resulting from the stock dividend of INT’L RESOURCES. This summary does not address the particular federal income tax consequences applicable to stockholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the stock dividend, and , this summary is not a substitute for careful tax planning on an individual basis. Stockholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon on receiving the stock dividend. The receipt of the stock dividend may result in tax consequences that are unanticipated by stockholders. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

For federal income tax purposes, a stockholder's receipt of the stock dividend will be a taxable event and will be treated as a dividend.

 If a stockholder has failed to furnish a correct taxpayer identification number or has failed to certify that he  or she as provided a correct taxpayer identification number and that he or she is not subject to "backup  Withholding, " the stockholder may be subject to a 30% backup withholding tax with respect to the, dividend. An individua1's taxpayer identification number is his or her social security number. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

APPRAISAL RIGHTS

Stockholders will not be entitled to appraisal rights under Delaware law in connection with the Plan.

 REQUIRED VOTE:

Approval requires the affirmative vote of a majority of outstanding shares of common stock as of the Record Date. The board recommends that the stockholders vote FOR the proposed Spin-off of Security Innovations pursuant to the provisions of the Plan of Spin-off.

8.  STATEMENT OF CORPORATE GOVERNANCE PRACTICES The Corporation’s Board of Directors is charged with developing and monitoring the Corporation’s governance practices. The following statement reflects the corporate governance practices and policies that the Corporation has either adopted or it is considering adopting.  The Corporation believes that the steps it has taken to date represent an appropriate approach to corporate governance and is pleased to make the following disclosure regarding its corporate practices.

BOARD RESPONSIBILITIES AND COMPOSITION The Board is responsible for the supervision of the management of the Corporation and for approving the overall direction of the Corporation, in a manner, which is in the best interests of the Corporation. The Board has explicitly confirmed its stewardship responsibility for reviewing and approving the Corporation’s strategy, and for implementing, or requiring management to implement, procedures and systems for: (1) adopting a strategic planning process; (2) communications policy; and (5) adopting internal control and management information systems. The Board participates fully in assessing and approving strategic plans and prospective decisions proposed by management. To ensure that the principal business risks that are borne by the Corporation are appropriate, the Board regularly monitors the financial performance of the Corporation’s individual units. This monitoring function often entails review and comment by the Board on various management reports. The Board, directly and through its Audit Committee, assesses the integrity of the Corporation’s internal control and management information systems. In respect of senior management succession planning, the Board has been involved in identifying candidates from within and outside the Corporation to fill senior management positions, as required. As a practice, the Board approves significant corporate communications with shareholders. There were three formal meetings of the Board last year while several matters of business were dealt with by telephone and by written resolution of the directors. Frequency of meetings, and the nature of agenda items change, depending upon the state of the Corporation’s affairs, in light of opportunities or risks, which the Corporation faces from time to time. The Board is currently composed of three members. Of the current Board members, Mr. Mara is considered by the board to be an “unrelated director”, as in “free from any interest and any business or other relationship which would, or could reasonably perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding.” The other two members, Messer’s Hynes and McGroarty are related within the meaning of the Guidelines.  In deciding whether a particular director is or is not a “related director”, the Board examined the factual circumstances of each director. The Board believes that all of its directors made a valuable contribution to the Corporation. A number of the directors, although not “unrelated directors”, possess an extensive knowledge of the Corporation’s business, which has proven to be beneficial to the Board, and their participation as directors contributes to the effectiveness of the Board. The Board also believes that the directors are sensitive to conflicts of interest and will excuse themselves from deliberations and voting in appropriate circumstances.

 BOARD FUNCTIONING AND INDEPENDENCE: The Board has no formal policy with respect to which matters, other than those required by statute, must be brought by the President of the Corporation or other senior management to the Board for approval, however, there is a clear understanding between senior management and the Board that all major strategic decisions including any change in the strategic direction of the Corporation and acquisitions and/or divestitures of a material nature, will be presented by management to the Board for approval. As part of its ongoing activity, the Board regularly receives and comments upon reports of management as to the performances of the Corporation’s business and managements expectations and planned actions in respect thereto.

Mr. Ross McGroarty is the Chairman of the Board of the Corporation; Mr. David L. Hynes is the President of the Corporation. All directors are expected to exercise critical judgement at all times and the outside directors have unrestricted, direct access to both Corporation executives and the external auditor. In order to assist the Board to discharge its responsibilities, the Board is committed to continuing to examine and develop the processes which it follows in its deliberations for ensuring that the Board continues to fulfill its mandate. The Board has developed a formal position description for the President, which includes development of a strategic plan for the Corporation and the general management of all aspects and affairs of the Corporation, including overseeing the financial management of the Corporation and the Corporation’s compliance with all applicable regulatory requirements. In addition, the Board and the President engage in regular dialogue regarding achieving the Corporation’s strategic objectives as determined by management and the Board. The Board has not met without management present. If the Board believed it was appropriate and meaningful, it would have formalized the process by which the Board would meet without management and for handling the Board’s overall relationship with management.

 BOARD COMMITTEES: The Board has an Audit Committee and a Compensation Committee. As and when required, ad hoc committees of the Board will be appointed. As the Board has plenary power, responsibility, which is not delegated, to management or a Board committee remains with the Board. With respect to individual members of the Board, no situation has arisen to date in which an individual member of the Board has expressed an interest in retaining, or has actually retained, an outside advisor at the expense of the Corporation. The Board would consider any such request by an individual member of the Board on its merits at the time it was made.

AUDIT COMMITTEE: The Audit Committee is composed of three directors, Messrs Hynes, McGroarty and Mara. Mr. Mara is also an outside director. The Audit Committee is responsible for the integrity of the Corporation’s internal accounting and control systems. The Committee receives and reviews the financial statements of the Corporation and makes recommendations thereon to the Board prior to their approval by the full Board. The Audit Committee communicates directly with the Corporation’s external auditors in order to discuss audit and related matters wherever appropriate.

COMPENSATION COMMITTEE: The Board’s Compensation Committee is composed of two directors, Messrs Hynes and Mara. Mr. Mara is an outside director. The Committee reviews and approves significant human resources policies. The Committee also develops and articulates the corporate compensation philosophy and reviews and approves stock options and executive compensation, including incentive plans, compensation policies and changes.

NOMINATING COMMITTEE:  The Board does not have a nominating committee. All members of the Board are encouraged to bring forward their recommendations for nominees for election thereto. Nominations are made after extensive discussion involving the President and other members of the Board.

SHAREHOLDER COMMUNICATIONS: The Corporation endeavors to keep all shareholders well informed as to financial performance of the Corporation, primarily by means of its annual and quarterly reports.

With the approval of the Board, management has appointed Mr. David L. Hynes, President of the Corporation, and Mr. Ross McGroarty, Chairman of the Corporation. They are the principal individuals responsible for receiving shareholder enquiries and addressing shareholder concerns. While being guided by regulatory requirements and the Corporation’s policies in respect to confidentiality and disclosure, Messrs. Hynes and McGroarty are available for interviews by stakeholders, including analysts, the media and investors. They endeavour to respond promptly and appropriately to all such requests and/or inquiries.

1.

CERTIFICATE OF APPROVAL OF DIRECTORS

The foregoing contains no untrue statements of material fact and does not omit to state a material fact that   is required to be stated.

This Information Circular and the mailing of same to Shareholders has been approved by the Board of

Directors of the Corporation.

Dated this 2nd day of June 2004.

BY ORDER OF THE BOARD OF DIRECTORS

Signed “Ross McGroarty”         Signed “David L. Hynes’’

Signed “George E. Mara’’

BYRON RESOURCES INC.

3606–2045 LAKESHORE BLVD., TORONTO, ONTARIO M8V 2Z6

PROXY

SOLICITED BY THE MANAGEMENT OF THE CORPORATION, for an Annual and Special Meeting of

Shareholders to be held on Friday, June 25, 2004. The undersigned shareholder of Byron Resources Inc.

the”Corporation"hereby appoints David L. Hynes or failing him, Ross McGroarty, or failing him, _____________________________, as proxy, with power of substitution, to attend and vote for the undersigned at an Annual and Special Meeting of Shareholders of the Corporation to be held at the Law Chambers, 181 University Avenue, Suite 2200, Toronto, Ontario M5H 3M7 at the hour of 10:30 a.m. (ET) on Friday, June 25, 2004, and at any adjournments thereof, and without limiting the general authority and power hereby given, the persons named above are specifically directed to vote as follows:

1.

For

[

]

Election of directors as nominated by management.

Withhold

[

]

2.

For

[

]

Appointment of Smith, Nixon& Co. LLP Chartered Accountants

Withhold

[

]

as auditor of the Corporation and authorizing the directors to fix the remuneration.

3.

For

[

]

Approval of the December 31, 2003 Audited Financial Statements.

Withhold

[

]

4.

For

[

]

The approval to consolidate the issued common shares on the

Against

[

]

basis of 1 new share for each 10 shares held.

5.

For

[           ]

The approval of a special resolution authorizing the name change of

Against

[

    ]

   the Corporation if necessary to such new name as may be deemed appropriate by the directors at such time as the board, made by resolution decide.

6.For

[

    ]

The approval of the creation of a new directors’, senior

Against

[

]

officers’ and key employees’ 2004 incentive stock option plan.

7.

For

[

]

Approval of an ordinary resolution authorizing the

Against

[

]

Corporation to issue common shares pursuant to private

placement agreements with arm's length subscribers or for the acquisition of assets or a public offering during the ensuing l2 month period.

8.

For

[

]

The approval of a resolution authorizing the Corporation to

Against

[

]

issue common shares for debt payment.

9.

For

[

]

The approval of a resolution authorizing the Corporation to

Against

[

]

spin –off the shares of its wholly owned subsidiary to Byron shareholders.

10.

For

[             ]

The approval and ratification of all the director’s and officer’s acts since the

              Against

[             ]

last shareholders meeting.

In their discretion, with respect to each matter hereinbefore specified as to which choice has not been specified, or any amendments or variations to the matters hereinbefore specified, or on such further or other business as may properly come before the meeting or any adjournments thereof.

TO BE VALID, THIS PROXY MUST BE RECEIVED BY THE CORPORATION, 2045 Lakeshore Bl. W., Suite 3606, Toronto, ON, M8V2Z6,

NOT LATER THAN 4:00 P .M., TORONTO TIME, ON THURSDAY JUNE 24, 2004 OR DELIVERED TO THE CHAIRMAN OF THE MEETING AT THE BEGINNING OF THE MEETING.

 This proxy revokes and supersedes all proxies of earlier date. THIS PROXY MUST BE DATED.

  DATED this _________ day of June, 2004.

 Name of Shareholder (please print): ________________________________________________________

 Shareholder Signature:    _______________________________         Number of shares held: __________

NOTES

1.

The Shares represented by this proxy instrument will be voted. The proxy confers authority for the above named to vote in his discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying the proxy instrument or other matters which may properly come before the meeting.

2.

Each shareholder has the right to appoint a person to represent him at the meeting other than the person specified above.

Such right may be exercised by inserting in the blank space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.

3.

Please sign exactly as your name appears on the back of the proxy and date the proxy. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized.

4.

 If the form of proxy is not dated in the space provided, it is deemed to bear the date of its mailing to the shareholders of the Corporation.

5.

If the shareholder appoints the person designated above as his proxy to attend and act at the said meeting:

a)

the shares represented by the proxy will be voted in accordance with the instructions of the shareholder or any ballot that may be called for;

b)

where the shareholder specifies a choice in the proxy with respect to any matter to be acted upon, the shares represented by the proxy shall be voted accordingly; and

c)

IF NO CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS IDENTIFIED IN ITEMS NO.1 THROUGH 10 ABOVE, THE PROXY WILL BE VOTED FOR SUCH MATTERS.

BYRON RESOURCES INC.         June 2, 2004

3606–2045 Lakeshore Blvd. W., Toronto, Ontario, Canada M8V 2Z6

RETURN CARD FOR SUPPLEMENTAL MAILING LIST OF REGISTERED AND NON-REGISTERED COMMON SHAREHOLDERS

In accordance with National Policy Statement No.41 Shareholder Communication, Byron Resources Inc. (the “Corporation”) will mail Interim Financial Statements of the Corporation only to those registered and non-registered shareholders of the Corporation who either:

(i)

Complete and return this Return Card to the Corporation at the above address.

(ii)

Otherwise deliver to the Corporation, a request in writing for such Interim Financial Statements.

Registered and non-registered shareholders of the Corporation who do not either of the above will not receive the Interim Financial Statements of the Corporation referred to above. Non-registered shareholders are shareholders whose shares are registered in the name of a bank, broker, trust company, etc.

By completing the lower portion of this Return Card and returning it to the Corporation you will be added to the Corporation’s Supplemental Mailing List for the ensuing year.

Please add my name to the Byron Resources Inc. Supplemental Mailing List to receive future Interim Financial Information.

Name:          ______________________________________________

Address:      ____________________________________________________________________

Telephone:   _________________________________, Fax:  __________________________________

E-Mail:         ______________________________________________